                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       LIQUI-BOX CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             LIQUI-BOX CORPORATION
                              POST OFFICE BOX 494
                          6950 WORTHINGTON-GALENA ROAD
                          WORTHINGTON, OHIO 43085-0494
                           TELEPHONE: (614) 888-9280

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of
LIQUI-BOX CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Liqui-Box Corporation ("Liqui-Box") will be held at the Hilton Columbus (Easton), 3900 Chagrin Drive, Columbus, Ohio, on Thursday, April 19, 2001, at 9:00 a.m. (local time) for the following purposes:

    1.  To elect three (3) directors to serve for terms of two years each.

    2. To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

    The close of business on February 23, 2001 has been fixed as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. A copy of Liqui-Box's Annual Report for its 2000 fiscal year accompanies this Notice.

                                          By Order of the Board of Directors,

                                          Samuel N. Davis
                                          VICE CHAIRMAN AND SECRETARY

Dated: March 19, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             LIQUI-BOX CORPORATION
                              POST OFFICE BOX 494
                          6950 WORTHINGTON-GALENA ROAD
                          WORTHINGTON, OHIO 43085-0494
                           TELEPHONE: (614) 888-9280

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liqui-Box Corporation ("Liqui-Box") for use at the Annual Meeting of Shareholders of Liqui-Box (the "Annual Meeting") to be held on April 19, 2001, and at any postponement(s) or adjournment(s) thereof. Common shares represented by properly executed proxies that are returned to Liqui-Box will be voted at the Annual Meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. Any proxy may be revoked at any time insofar as it has not been exercised provided notice of revocation of the proxy is received by the Secretary of Liqui-Box either in writing or in open meeting, or by sending in a later-dated proxy. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. However, attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

    This Proxy Statement and the accompanying proxy were first sent or given to shareholders on or about March 19, 2001.

    February 23, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement(s) or adjournment(s) thereof. On the record date, 4,390,754 common shares of Liqui-Box were outstanding and entitled to be voted at the Annual Meeting. The holders of common shares entitling them to exercise a majority of the voting power of Liqui-Box, present in person or represented by proxy, will constitute a quorum for the Annual Meeting.

    Common shares represented by signed proxies that are returned to Liqui-Box will be counted toward the quorum in all matters even though they are marked as "Withhold Authority" in respect of the election of directors or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the exchange or other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such street name common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors. But broker/dealers may not vote such common shares on other matters, which typically include approval of significant corporate transactions such as adoption of amendments to the articles of incorporation or code of regulations and the approval of stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as "broker non-votes". Such proxies count toward the establishment of a quorum.

    As of February 23, 2001, there were 4,390,754 Liqui-Box common shares outstanding and entitled to be voted at the Annual Meeting. Each shareholder is entitled to one vote for each common share held and has cumulative voting rights in the election of directors. A shareholder wishing to exercise cumulative voting must so notify the President or the Secretary of Liqui-Box in writing not less than forty-eight hours before the time fixed for holding the Annual Meeting. If cumulative voting is requested properly, each shareholder will have a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned by him and will be entitled to distribute his votes among the nominees as he sees fit. If cumulative voting is requested as described above, the enclosed proxy would grant discretionary authority to the proxies named therein to cumulate votes and to distribute the votes among the nominees for election as they see fit. The expense of preparing, printing and mailing proxy materials to Liqui-Box shareholders and the cost of solicitation of proxies will be borne by Liqui-Box. In addition to the use of the mails, officers, directors and regular employees of Liqui-Box may solicit proxies personally or by telephone, e-mail or facsimile. Officers, directors and regular employees of Liqui-Box who assist with such solicitation will receive no additional compensation for their services. Liqui-Box will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Liqui-Box common shares.

    A proxy for use in connection with the Annual Meeting is enclosed. Shareholders holding Liqui-Box common shares in "street name" with a broker, bank or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record as to how to vote your "street name" common shares and how to revoke previously given instructions. If a shareholder is a participant in the Liqui-Box Corporation Employees' Stock Ownership Plan (the "Liqui-Box ESOP"), the shareholder is entitled to instruct the trustee as to how to vote the common shares held in the shareholder's account. Such shareholder may receive his form of proxy separately from the trustee for the Liqui-Box ESOP.

                        PRINCIPAL HOLDERS OF SECURITIES

    The following table sets forth certain information, as of February 23, 2001, concerning the beneficial ownership of Liqui-Box's common shares by the only persons known to Liqui-Box to own beneficially more than five percent (5%) of the outstanding common shares of Liqui-Box:

                                                              COMMON SHARES OF
                                                                 LIQUI-BOX
                                                         BENEFICIALLY OWNED (1)(2)
NAME AND ADDRESS                                         --------------------------
OF BENEFICIAL OWNER                                        AMOUNT        % OF TOTAL
-------------------                                      ----------      ----------
Samuel B. Davis........................................  1,619,032(3)       35.8%
6950 Worthington-Galena Road
P. O. Box 494
Worthington, Ohio 43085

Kayne Anderson Investment Management, LLC..............    254,003(4)        5.8%
1800 Avenue of the Stars
Second Floor
Los Angeles, CA 90067

------------------------

(1) Sole voting and investment power, unless otherwise indicated.

(2) The percent of total is based upon the sum of 4,390,754 common shares outstanding on February 23, 2001 and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of "presently exercisable options". Under the rules of the Securities and Exchange Commission (the "SEC"), options which become exercisable during the next 60 days are deemed to be "presently exercisable options".

(3) Includes 137,067 common shares subject to presently exercisable options and 69,136 common shares held for the account of Mr. Davis in the Liqui-Box ESOP. Supplemental Retirement Discounted Options become exercisable upon termination of employment. For purposes of determining presently exercisable options, it is assumed that Mr. Davis will not terminate his employment with Liqui-Box during the next 60 days. Also includes 490,113 common shares held by Mr. Davis as the Successor Trustee under the S.S. Davis Residual Trust. Also includes 127,027 common shares deposited with Mr. Davis in his capacity as voting trustee of a trust that expires on September 29, 2003. Mr. Davis exercises sole voting power, but has no investment power, with respect to the common shares deposited in the trust. Mr. Davis holds the right of first refusal on the disposal of these common shares. Does not include 11,643 common shares as to which the wife of Mr. Davis has sole voting and investment power.

(4) Based upon information contained in a Form 13G/A filed with the SEC on February 14, 2001. Kayne Anderson Investment Management, LLC, a registered investment adviser, has shared investment and shared voting power with respect to 254,003 common shares.

    The following table sets forth, as of February 23, 2001, certain information with respect to Liqui-Box's common shares owned beneficially by each director of Liqui-Box, by each nominee for election as a director of Liqui-Box, by each executive officer of Liqui-Box named in the SUMMARY COMPENSATION TABLE and by all directors and executive officers of Liqui-Box as a group:

                                                      COMMON SHARES OF LIQUI-BOX
                                                      BENEFICIALLY-OWNED(1)(2)(3)
                                                     -----------------------------
NAME OF BENEFICIAL OWNER                               AMOUNT        % OF TOTAL(4)
------------------------                             ----------      -------------
Samuel B. Davis....................................  1,619,032(5)         35.8%
Samuel N. Davis....................................    119,592(6)          2.7%
Stewart M. Graves..................................     10,000(7)          0.2%
C. William McBee...................................     61,593(8)          1.4%
Russell M. Gertmenian..............................      2,600(9)          0.0%
Charles R. Coate...................................      2,593             0.0%
Carl J. Aschinger..................................        593             0.0%
John Trostheim.....................................        200             0.0%
Robert L. Zieg.....................................        100             0.0%
All directors and executive officers as a group
  (9 persons)......................................  1,816,303(10)        39.6%

------------------------

 (1) All fractional common shares have been rounded.

 (2) Sole voting and investment power, unless otherwise indicated.

 (3) Supplemental Retirement Discounted Options become exercisable upon termination of employment. Under SEC rules, options that become exercisable during the next 60 days are deemed to be "presently exercisable options". For purposes of determining presently exercisable options, it is assumed that no current executive officer will terminate his employment with Liqui-Box during the next 60 days.

 (4) See footnote (2) to the preceding table.

 (5) See footnote (3) to the preceding table.

 (6) Includes 10,439 common shares subject to presently exercisable options and 447 common shares held for his account in the Liqui-Box ESOP. Also includes 10,360 common shares held in an indirect trust as to which he has no voting power and shared investment power. Does not include 7,976 common shares as to which his wife has sole voting and investment power.

 (7) Includes 10,000 common shares subject to presently exercisable options.

 (8) Includes 30,648 common shares subject to presently exercisable options and 1,545 common shares held for his account in the Liqui-Box ESOP.

 (9) Includes 1,600 common shares currently held as custodian for his son.

 (10) Includes, as to all directors and executive officers of Liqui-Box as a group, 188,154 common shares subject to presently exercisable options and an aggregate of 71,128 common shares held for their respective accounts in the Liqui-Box ESOP.

                             ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of Liqui-Box, as amended (the "Liqui-Box Code"), the authorized number of directors of Liqui-box has been set at 7, divided into two classes of three and four directors, respectively, with regular two-year staggered terms. The election of each class of directors is a separate election. At the Annual Meeting, three directors will be elected, each to hold office until the 2003 Annual Meeting of Shareholders and until his successor is duly elected and qualified or his earlier resignation, removal from office or death. It is the intention of the persons named as proxies in the accompanying form of proxy to vote the common shares represented by such proxy for the election as directors of the persons named in the following table unless the proxy is marked otherwise. In case any person named in the table is unable to serve or is unwilling to accept nomination or election (which is not anticipated), the persons named as proxies in the accompanying proxy will vote the common shares represented by such proxy for one or more substitute nominees designated by the present Board of Directors. Under Ohio law and the Liqui-Box Code, the three nominees for election as directors in the class whose terms expire in 2003 receiving the greatest number of votes will be elected as directors. Common shares as to which the voting authority is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of individual nominees specified on the form of proxy.

    The following individuals have been nominated by the Board of Directors of Liqui-Box for election to the class of directors whose terms expire in 2003:

                                       POSITIONS WITH LIQUI-BOX, PRINCIPAL OCCUPATION    DIRECTOR OF
NAME                          AGE                 AND OTHER DIRECTORSHIPS              LIQUI-BOX SINCE
----                        --------   ----------------------------------------------  ---------------
Carl J. Aschinger, Jr....      62      Chairman and Chief Executive Officer of The          1985
                                       Columbus Showcase Company, a manufacturer of
                                       retail showcases in Columbus, Ohio
Charles R. Coate........       59      Vice President of Wheeling National Bank,            1995
                                       Columbus, Ohio
Samuel N. Davis.........       36      Vice Chairman and Secretary of Liqui-Box             1997

    The term for the following directors will continue after the Annual Meeting until the 2002 Annual Meeting of Shareholders:

                                       POSITIONS WITH LIQUI-BOX, PRINCIPAL OCCUPATION    DIRECTOR OF
NAME                          AGE                 AND OTHER DIRECTORSHIPS              LIQUI-BOX SINCE
----                        --------   ----------------------------------------------  ---------------
Samuel B. Davis.........       59      Chairman, Chief Executive Officer, and               1977
                                       Treasurer of Liqui-Box
Russell M.Gertmenian....       53      Partner of Vorys, Sater, Seymour and Pease           1995
                                       LLP, a law firm; Director of AirNet Systems,
                                       Inc., a national courier system; Director of
                                       Abercrombie & Fitch Co., Inc., a clothing
                                       retailer
John Trostheim..........       55      President of ABB Industrial Systems, Inc.,           2000
                                       Automation Products Group, an engineering firm
                                       in Cleveland, Ohio
Robert L. Zieg..........       67      Assistant General Counsel, Battelle Memorial         2000
                                       Institute, a research, development and
                                       commercialization of technology firm in
                                       Columbus, Ohio

    SAMUEL B. DAVIS is the father of Samuel N. Davis.

    SAMUEL N. DAVIS became Vice Chairman and Secretary of Liqui-Box in October, 2000. From April 1996 until October 2000 he served as Vice President, Development of Liqui-Box. From September 1995 until April 1996 and prior to January 1993, Mr. Davis held various offices with Liqui-Box.

    Each other director or nominee for election as a director has had the same principal occupation for the past five years.

    CHARLES R. COATE, a director of Liqui-Box, was Vice President of Fifth Third Bank until June 1999. He has been Vice President of Wheeling National Bank since June 2000.

    RUSSELL M. GERTMENIAN, a director of Liqui-Box, is a partner in the law firm of Vorys, Sater, Seymour and Pease LLP, which rendered legal services to Liqui-Box during the 2000 fiscal year and continues to render legal services to Liqui-Box during the 2001 fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS

    During 2000, there was one meeting of Liqui-Box's Board of Directors. In addition, there were numerous telephone and in person conversations with each of the directors individually about various matters regarding Liqui-Box. All of the incumbent directors attended the formal meeting held by the Board of Directors during the period and, if applicable, all meetings held by the committee of the Board of Directors on which he served.

    Liqui-Box has an Audit Committee consisting of Carl J. Aschinger, Jr. and Russell M. Gertmenian. The Audit Committee met three times during 2000. Its function is to review the adequacy of Liqui-Box's system of internal controls, to investigate the scope and adequacy of the work of Liqui-Box's auditors and to recommend to the Board a firm to serve as Liqui-Box's independent auditors. The Liqui-Box Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. Under rules recently adopted by the NASD, the Audit Committee must have a minimum of three members who are "independent" directors no later than June 14, 2001. Liqui-Box intends to satisfy the new audit committee structure and membership requirements prior to that date. As defined under the new NASD rules, Mr. Aschinger may be deemed, and Mr. Gertmenian may not be deemed, to be an independent director.

    Liqui-Box does not have a compensation committee or a nominating committee separate from the Board of Directors as a whole.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF LIQUI-BOX'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ON PAGE 11 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Board of Directors makes decisions on compensation of Liqui-Box's executive officers, except that the Stock Option Committee makes decisions on the grant of stock options. Set forth below is a report of the Board addressing Liqui-Box's compensation policies as they affect Samuel B. Davis, the Chief Executive Officer ("CEO"), Samuel N. Davis, and Stewart M. Graves, the other current executive officers of Liqui-Box.

COMPENSATION PRINCIPLES

    Liqui-Box's executive compensation program has existed in its present form for approximately fifteen years and consists of base salary, a bonus based on pretax profits payable under the Liqui-Box Corporation Profit Participation Plan (the "Liqui-Box PPP"), contributions to various savings and stock ownership programs and stock options.

    Liqui-Box recognizes the need for executive compensation to be directly reflective of corporate earnings performance. As such, the philosophy has been for many years, and continues to be, that base salary should constitute a small portion of an executive officer's total compensation package with the largest portion of his compensation being based on an allocated percentage of pretax profits under the Liqui-Box PPP. This practice applies to the majority of Liqui-Box employees, with the exception that, at lower levels of responsibility, a greater portion of compensation is base salary with less of the employee's total compensation being tied to profit.

    Under the Liqui-Box PPP, pretax profits are calculated quarterly for the first three quarters and are estimated in December for the fourth quarter. Liqui-Box applies a fixed percentage to each quarter's pretax profit to come up with an allocation to be distributed among all the eligible employees in the form of a quarterly bonus. This allocation is further broken down to distribute a greater fixed percentage to those employees who have a more direct impact on corporate profits (e.g., CEO, officers, managers) and a smaller fixed percentage to those employees who have a less direct impact on profits.

    If Liqui-Box's pretax profits increase, the allocation of pretax profit dollars to compensation increases in direct proportion to the increase in pretax profits. If pretax profits decrease, so does the allocation of pretax profit dollars to compensation. This directly impacts compensation of executive officers, as well as all other eligible employees.

    The Board believes that this type of compensation has attracted, and continues to attract, the type of executive officers and employees that are critical to the long-term success of Liqui-Box. The Board also believes that this type of compensation has led, and will continue to lead, to the solid earnings growth of Liqui-Box while rewarding executive officers and employees for their joint effort to improve profitability.

    Starting in 2001, the executive officers and certain other members of management will have individual performance goals added to the overall profit incentive goals as stated above. It is believed that this is necessary to move Liqui-Box forward in addition to the base plan.

    Since 1992, stock option grants have been used to create long-term incentives to continue the growth in shareholder value. In that year, the Stock Option Committee adopted guidelines for annual option grants under the 1990 Liqui-Box Corporation Stock Option Plan (the "1990 Stock Option Plan"). The Stock Option Committee believes option grants in accordance with these guidelines in the past has accomplished, and in the future will accomplish, the objective of linking the compensation of executive officers to increases in shareholder wealth as reflected in the market price of Liqui-Box common shares.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as Liqui-Box, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

    Liqui-Box does not have a policy that requires all compensation payable in 2000 and thereafter to the covered executive officers to be deductible under
Section 162(m). Liqui-Box has not attempted to revise the Liqui-Box PPP or the 1990 Stock Option Plan to satisfy the "performance-based compensation" exceptions but may, in the future, consider doing so if compensation paid thereunder would otherwise not be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of Liqui-Box. In all cases, however, whether or not some portion of a covered executive officer's compensation is tax-deductible, Liqui-Box will continue to carefully consider the net cost and value to Liqui-Box of its compensation policies.

    In 1999, Liqui-Box adopted an Executive Deferred Compensation Plan, primarily for the purpose of providing deferred compensation for a select group of management employees. Under the plan, eligible participants can defer up to 100% of their cash compensation as well as gains from the exercise of non-qualified stock options.

COMPANY PERFORMANCE AND CEO COMPENSATION

    As indicated above, Liqui-Box's executive compensation program is based, in large part, upon business performance. This pay-for-performance program is exemplified in the compensation of the CEO.

    The Board has believed, since the mid-1980s when the present executive compensation program was approved, and continues to believe, that Mr. Davis' base salary of $70,000, which has been unchanged for approximately eight years, is substantially below the base salaries of CEO's in the peer group included in the performance graph. As a result, it is anticipated that there will be some change in this level in 2001.

    Approximately 94% of Mr. Davis' cash compensation for 2000 was paid in the form of a cash bonus under the Liqui-Box PPP. The amount of this bonus is directly tied to the pretax profits of Liqui-Box. Mr. Davis' 2000 cash bonus under the Liqui-Box PPP program decreased from the 1999 amount in proportion to the decrease in Liqui-Box's pretax profits from 1999 to 2000. Had Liqui-Box failed to make a profit, Mr. Davis, as well as most of the other participating employees, would have received no bonus under the Liqui-Box PPP.

    SUBMITTED BY THE BOARD OF DIRECTORS:

                                    Carl J. Aschinger, Jr.*
                                    Charles R. Coate *
                                    Samuel B. Davis
                                    Samuel N. Davis
                                    Russell M. Gertmenian*
                                    John Trostheim
                                    Robert L. Zieg

                            ------------------------

                       *Member of Stock Option Committee.

                           SUMMARY COMPENSATION TABLE

    The following table summarizes compensation awarded or paid to, or earned by, Liqui-Box's CEO, C. William McBee, the former President and Chief Operating Officer of Liqui-Box, and the other most highly compensated executive officers of Liqui-Box during each of the last three fiscal years:

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                         ---------------
                                               ANNUAL COMPENSATION(1)      SECURITIES
                                               -----------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)     OPTIONS/SARS(#)    COMPENSATION
---------------------------         --------   ---------   -----------   ---------------    -------------
Samuel B. Davis,..................    2000      $70,000    $1,103,141         50,000(2)        $12,557(3)
Chairman, Chief                       1999      $70,000    $1,251,507          2,325(4)        $16,970
Executive Officer                     1998      $70,000    $1,164,312              0           $14,696
and Treasurer

Samuel N. Davis,..................    2000      $51,000    $  173,451         50,000(2)        $ 8,807(3)
Vice Chairman and                     1999      $51,000    $  202,672            376(4)        $13,220
Secretary                             1998      $51,000    $  149,872              0           $10,946

Stewart M. Graves,................    2000      $42,000    $  211,665         50,000(2)        $19,243(3)
President and Chief                   1999      $42,000    $  173,319              0           $23,044
Operating Officer(5)                  1998      $42,000    $  157,920              0           $21,504

C. William McBee,.................    2000      $70,000    $  321,866              0           $12,807(3)
Vice President                        1999      $70,000    $  422,734            863(4)        $16,384
of Sales(6)                           1998      $70,000    $  385,273          6,250(4)        $14,110

------------------------

(1) Other annual compensation excluded from this table does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for any one of the named individuals.

(2) Options granted pursuant to the LB Shares Stock Option Plan--See table under OPTIONS GRANTED IN THE LAST FISCAL YEAR for more detailed information on such options.

(3) Includes the following employer contributions to the Liqui-Box ESOP and 401(K) plan and payment for insurance premiums for the named individual during fiscal year 2000 as designated below:

                                                                              LIFE INSURANCE
NAME                                                 401(K) PLAN     ESOP        PREMIUM
----                                                 -----------   --------   --------------
Samuel B. Davis....................................    $ 6,545      $4,500        $1,512
Samuel N. Davis....................................    $ 6,545      $  750        $1,512
Stewart M. Graves..................................    $17,731      $   --        $1,512
C. William McBee...................................    $ 6,545      $4,750        $1,512

The amount shown for Stewart M. Graves relates to both employer pension costs in the United Kingdom and the United States.

(4) Options granted pursuant to the 1990 Stock Option Plan.

(5) Mr. Graves became President and Chief Operating Officer of Liqui-Box in October, 2000. Prior to that time, he served as Vice President, International of Liqui-Box. The bonus amount shown for him for fiscal year 2000 reflects this change in position with Liqui-Box.

(6) Mr. McBee served as President, Chief Operating Officer and Secretary of Liqui-Box until October, 2000. He retired as an employee and director of and became a consultant to Liqui-Box in February, 2001.

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

    The following table sets forth certain information concerning individual grants of options made under the LB Shares Stock Option Plan during the last fiscal year to each of the named executive officers. Liqui-Box has never granted stock appreciation rights.

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                             NUMBER OF       % OF TOTAL                                      OF STOCK PRICE
                             SECURITIES       OPTIONS                                    APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO                                          TERM(1)
                               OPTION       EMPLOYEES IN     EXERCISE     EXPIRATION   ---------------------------
NAME                       GRANTED (#)(2)   FISCAL YEAR    PRICE ($/SH)      DATE         5%($)         10%($)
----                       --------------   ------------   ------------   ----------   -----------   -------------
Samuel B. Davis..........      50,000            25%          $31.50        9/26/10     $990,509      $2,510,144

Samuel N. Davis..........      50,000            25%          $31.50        9/26/10     $990,509      $2,510,144

Stewart M. Graves........      50,000            25%          $31.50        9/26/10     $990,509      $2,510,144

C. William McBee.........     None               --               --             --           --              --

------------------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares of Liqui-Box over the term of the options. There can be no assurance that the Potential Realizable Values reflected in this table will be achieved.

(2) These options were granted on September 26, 2000. The options become exercisable in 20% increments per year, beginning on the anniversary of the grant date and are forfeited upon termination of employment for reasons other than death or disability.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to options exercised during the last fiscal year by each of the named executive officers and information concerning unexercised options held at year end by such executive officers:

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                         SHARES                           OPTIONS AT                    OPTIONS AT
                        ACQUIRED       VALUE          FISCAL YEAR-END(#)         FISCAL YEAR-END($)(1)(2)
                           ON         REALIZED    ---------------------------   ---------------------------
NAME                   EXERCISE(#)     ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   ----------   -----------   -------------   -----------   -------------
Samuel B. Davis......         0             0       137,067        172,671      $1,942,235      $3,037,714

Samuel N. Davis......         0             0        10,439         50,282      $   99,725      $  287,500

Stewart M. Graves....         0             0        10,000         50,000      $   95,000      $  287,500

C. William McBee.....         0             0        30,648         10,725      $  253,374      $  157,412

------------------------

(1) All values shown are pretax.

(2) Based on the fiscal year-end closing price of $37.25 per common share.

                             DIRECTOR COMPENSATION

    Prior to 2000, directors who were not employees of Liqui-Box received a $2,500 per quarter retainer. Beginning in 2000, the director quarterly retainer was increased to $3,750. The Directors who are employees of Liqui-Box receive no additional compensation for serving as directors.

                  TRANSACTIONS INVOLVING MANAGEMENT AND OTHERS

    William A. Duelge resigned as an officer of Liqui-Box in February, 2001. In connection with a severance agreement with Mr. Duelge, Liqui-Box purchased from him 10,667 Liqui-Box common shares at a price of $46.875 per share, which was above the fair market value of the shares on the date of purchase. Subsequent to the sale, Mr. Duelge caused Liqui-Box to be released from stock loan guarantees it had made on his behalf. In addition to the stock buyback, there were no additional severance payments made to Mr. Duelge.

    C. William McBee retired as a Liqui-Box employee in March, 2001. At that time, he also entered into a consulting agreement with Liqui-Box with a term of 27 weeks under which he is entitled to receive total consulting fees of $125,000. In connection with his retirement, Liqui-Box purchased from him 37,450 Liqui-Box common shares at a price of $40.00 per share, which was the fair market value per share on the date of purchase. Subsequent to the sale, Mr. McBee caused Liqui-Box to be released from stock loan guarantees it had made on his behalf.

    Russell M. Gertmenian, a director of Liqui-Box, is a partner in the law firm of Vorys, Sater, Seymour and Pease LLP, which rendered legal services to Liqui-Box during the 2000 fiscal year and continues to render legal services to Liqui-Box during the 2001 fiscal year.

                             PEER GROUP COMPARISON

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following line graph compares the yearly percentage change in Liqui-Box's cumulative total shareholder return (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between Liqui-Box's common share price at the end and the beginning of the measurement period, by (ii) Liqui-Box's common share price at the beginning of the measurement period) against the cumulative return of the Wilshire 5000 Index and the Dow Jones Containers/Packaging Industry Group Index for the five year period ended December 31, 2000.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG LIQUI-BOX CORPORATION, WILSHIRE 5000
                    AND DOW JONES CONTAINERS/PACKAGING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                        DOW JONES
      Liqui-Box  Wilshire 5000  Containers/Packaging Index
1995        100            100                         100
1996     111.32         118.84                      122.74
1997     135.59         153.51                      143.12
1998     182.78         186.84                      126.81
1999     176.67         228.04                      119.73
2000      135.8         201.01                       76.53

    OVERALL--Each performance graph index begins with a base value of $100. This base is adjusted by annual stock market price changes and cumulative annual dividend payments over the time frame of each index (as specified by the SEC in its disclosure rules).

    LIQUI-BOX CORPORATION--Stock prices and dividends adjusted for stock splits.

    WILSHIRE 5000--The broadest of all indices, tracking value of all stock issues for which quotes are available. Changes are measured against a base value established in December 31, 1980. This index is market-value weighted.

    DOW JONES CONTAINERS/PACKAGING INDUSTRY GROUP--An industry index published by Dow Jones of geographically representative companies in the industry. The index is adjusted to account for stock splits and dividends.

             BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

    Liqui-Box does not have a compensation committee; therefore, the Liqui-Box Board of Directors functions as that committee. The Board includes Samuel B. Davis and Samuel N. Davis, current executive officers of Liqui-Box, each of whom participated in Board discussions concerning executive officer compensation. Russell M. Gertmenian, who is a partner in the law firm of Vorys, Sater, Seymour and Pease LLP, which rendered legal services to Liqui-Box during the 2000 fiscal year and continues to render legal services to Liqui-Box during the 2001 fiscal year, also serves on the Board of Directors and on the Stock Option Committee.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Liqui-Box executive officers and directors, and persons who beneficially own more than 10% of the outstanding Liqui-Box common shares, to file initial reports of ownership and reports of changes in ownership of their equity securities of Liqui-Box with the SEC and the National Association of Securities Dealers, Inc. Liqui-Box executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Liqui-Box with copies of all Section 16(a) forms filed by them. Other than as described in the following paragraph, and based solely on a review of copies of such forms furnished to Liqui-Box, Liqui-Box believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for fiscal year 2000.

    John Trostheim, a director of Liqui-Box, purchased 200 Liqui-Box common shares on September 8, 2000 in a transaction reported late in his Form 5 for the 2000 fiscal year. Carl J. Aschinger, Jr., a director of Liqui-Box, sold 994 Liqui-Box common shares in November, 2000, in a transaction that was reported late in his Form 5 for fiscal year 2000. In September, 2000, Messrs. Samuel B. Davis, Samuel N. Davis and Stewart M. Graves, each an executor officer and/or director of Liqui-Box, were granted individual options for 50,000 Liqui-Box common shares under the LB Shares Stock Option Plan. The grants of the options were reported late on separate Form 4s filed in March, 2001 on behalf of each such person.

                         REPORT OF THE AUDIT COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF LIQUI-BOX'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

ROLE OF THE AUDIT COMMITTEE AND THE AUDIT REVIEW

    In accordance with the written audit committee charter adopted by Liqui-Box, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Liqui-Box. Annually the Audit Committee recommends to the Board of Directors the selection of Liqui-box's independent auditors.
Deloitte & Touche LLP (the "Auditors") was selected as Liqui-Box's independent auditing firm for the year 2000. Management is responsible for designing and maintaining Liqui-Box's systems of internal controls and financial reporting processes. Liqui-Box's independent auditors are responsible for performing an audit of Liqui-Box's consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee's responsibility is to provide independent, objective oversight of these processes.

    In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Auditors a formal written statement describing all relationships between the Auditors and Liqui-Box that might bear on the Auditors' independence consistent with Independence Standards Board Standard
No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, discussed with the Auditors any relationships or services that may impact the objectivity and independence of the Auditors and satisfied itself as to the Auditors' independence. The Audit Committee also discussed with management and the Auditors the adequacy and effectiveness of Liqui-Box's internal accounting and financial controls. In addition, the Audit Committee discussed and reviewed with the Auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, AS AMENDED, and, with and without management present, discussed and reviewed the results of the Auditors' examination of the financial statements. The Audit Committee also discussed with the Auditors the results of Liqui-Box's internal audit. In addition, the Audit Committee reviewed and discussed the audited consolidated financial statements of Liqui-Box as of and for the fiscal year ended
December 30, 2000 with management.

AUDIT FEES

    The aggregate fees billed for professional services rendered by the Auditors for the audit of Liqui-Box's annual consolidated financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in Liqui-Box's Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "Audit Services") were $185,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION SERVICES

    The Auditors did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") during the 2000 fiscal year for Liqui-Box or its subsidiaries.

ALL OTHER FEES

    The aggregate fees billed for services rendered by the Auditors, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2000 fiscal year (the "Other Services") were $346,000.

AUDIT COMMITTEE RECOMMENDATION AND CONCLUSION

    Management has represented to the Audit Committee that Liqui-Box's consolidated financial statements for the year ended December 30, 2000 were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the Auditors. Based on the Audit Committee's discussions with management and the Auditors and its review of the report of the Auditors to the Audit Committee, the Audit Committee recommended to the Liqui-Box Board of Directors (and the Board has approved) that Liqui-Box's audited consolidated financial statements for the year ended December 30, 2000 be included in Liqui-Box's 2000 Annual Report on Form 10-K to be filed with the SEC. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining the Auditors' independence.

    SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF LIQUI-BOX
     CORPORATION

                                          Carl J. Aschinger, Jr.
                                          Russell M. Gertmenian

               NOTIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of Liqui-Box has selected Deloitte & Touche LLP to serve as independent auditors for Liqui-Box and its subsidiaries for the current fiscal year. Deloitte & Touche LLP, a certified public accounting firm, has served as independent auditors for Liqui-Box since April 7, 1995. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

    The Liqui-Box 2000 Annual Report, which includes financial statements and information concerning Liqui-Box's operations during its 2000 fiscal year, accompanies this Proxy Statement.

    LIQUI-BOX WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON SOLICITED (UPON WRITTEN REQUEST OF SUCH PERSON), A COPY OF LIQUI-BOX'S ANNUAL REPORT ON
FORM 10-K FOR ITS 2000 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THEREIN, REQUIRED TO BE FILED WITH THE SEC. SUCH REQUEST SHOULD BE ADDRESSED TO SAMUEL B. DAVIS, CHAIRMAN, LIQUI-BOX CORPORATION, P.O. BOX 494, WORTHINGTON, OHIO 43085-0494.

                                 OTHER MATTERS

    Management and the Board of Directors of Liqui-Box do not know of any other matters that may come before the Annual Meeting. However, if any other matter requiring a vote of shareholders properly comes before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the common shares represented by the proxy in their discretion as the Board of Directors may recommend.

                             SHAREHOLDER PROPOSALS

    Proposals by Liqui-Box shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of Liqui-Box no later than November 12, 2001 in order to be considered for inclusion in Liqui-Box's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Liqui-Box Corporation, Post Office Box 494, 6950 Worthington-Galena Road, Worthington, Ohio 43085-0494, Attention: Secretary. If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders, and does not notify the Secretary of Liqui-Box of the proposal by February 1, 2001, Liqui-Box's management proxies for the 2002 Annual Meeting will be entitled to use their discretion to vote on the proposal, without any discussion of the proposal in Liqui-Box's proxy, notice of meeting or proxy statement.

                                          By Order of the Board of Directors

                                          Samuel N. Davis
                                          VICE CHAIRMAN AND SECRETARY

Dated: March 19, 2001

                                   APPENDIX A

                             LIQUI-BOX CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    This Charter governs the operations of the Audit Committee of Liqui-Box Corporation (the "Company"). The Audit Committee shall review and reassess the charter at least annually, and shall recommend any proposed changes to the Company's Board of Directors for approval. The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom is independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, or which would constitute a relationship proscribed by the applicable rules of The Nasdaq Stock Market, Inc. All Audit Committee members shall be financially literate [or shall become financially literate within a reasonable period of time following appointment to the Audit Committee], and at least one member of the Audit Committee shall have accounting or related financial management expertise. Satisfaction of these financial literacy and experience requirements shall be determined in accordance with the applicable rules of The Nasdaq Stock Market, Inc.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent auditors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, the independent auditors, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of those activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Audit Committee may supplement them as appropriate.

    - The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall have the authority and responsibility to evaluate the performance of the independent auditors and, where appropriate, recommend to the Company's Board of Directors the replacement of the independent auditors. The Audit Committee shall be responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, as such standard may be modified or supplemented. The Audit Committee shall also be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors.

    - The Audit Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including Statements on Audit Standards No. 61 and 71, as those standards may be modified or supplemented. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

    - The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the independent auditor's judgment about the quality, not just the acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, the reasonableness of significant judgments, the clarity and completeness of the disclosures in the Company's financial statements and any other matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as that standard may be modified or supplemented. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

-------------------------------------------------------------------------------

PROXY                                                                     PROXY


                              LIQUI-BOX CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2001

     The undersigned hereby constitutes and appoints Samuel B. Davis and Stewart
M. Graves, and each of them, with full power of substitution and revocation, as proxy or proxies to appear and vote the common shares of Liqui-Box Corporation ("Liqui-Box") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders on April 19, 2001, and any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S) EXECUTING THE SAME. IF NO SPECIFICATION IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL ONE AS DIRECTORS OF LIQUI-BOX. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, OR FOR GOOD CAUSE, WILL NOT SERVE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY OR PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE BOARD OF DIRECTORS MAY RECOMMEND.

-------------------------------------------------------------------------------

PROOF NO. 4                                              CONTACT
                                                     FRANK RODRIGUEZ
-------------------------------------------------------------------------------
DATE  3-7-01            ORDER #  4254           REQUISITION #  5162
-------------------------------------------------------------------------------
REMARKS:                               1 of 2
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            (PLEASE CHECK CAREFULLY!)

It is most important to you that every section of this proof be checked for copy, spelling, position on the form, additions and/or deletions. Please make your corrections anywhere necessary on this proof, then sign as responsible party at the bottom. Return by mail, messenger or fax.

                                 CHANGES IN COPY

If alterations or changes to original copy (or repeat orders) are made, you will be charged at a per hour rate.

             Approved as is / /    With Corrections As Shown / /


-------------------------------------------------------------------------------
                           (ALL PROOFS MUST BE SIGNED)

                              LIQUI-BOX CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


   DIRECTORS RECOMMEND A VOTE FOR                     For   Withhold    for All
                                                      All     All       Except*
                                                      / /     / /         / /

 1. Election of three (3) directors for terms expiring in
    2003:            NOMINEE(S):

    01 Carl J. Aschinger, Jr. 02 Charles R. Coate
    03 Samuel N. Davis

-------------------------------------------------------------------------------
*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SHARES REPRESENTED BY THIS PROXY. THAT NOMINEE'S NAME ON THE LINE PROVIDED ABOVE.)

in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Proxy Statement dated March 19, 2001, relating to the Annual Meeting of Liqui-Box shareholders to be held on April 19, 2001 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the common


dated                                                                    , 2001
     -------------------------------------------------------------------

signature(s)
            -------------------------------------------------------------------

-------------------------------------------------------------------------------
(Please sign here exactly as your name appears herein. If common shares are registered in two names, both should sign.) When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your full title.

-------------------------------------------------------------------------------

                       THIS SPACE RESERVED FOR ADDRESSING
                            (KEY LINES DO NOT PRINT)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


PROOF NO. 3                                              CONTACT
                                                     FRANK RODRIGUEZ
-------------------------------------------------------------------------------
DATE  3-7-01            ORDER #  4254           REQUISITION #  5162
-------------------------------------------------------------------------------
REMARKS:                               2 of 2
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            (PLEASE CHECK CAREFULLY!)

It is most important to you that every section of this proof be checked for copy, spelling, position on the form, additions and/or deletions. Please make your corrections anywhere necessary on this proof, then sign as responsible party at the bottom. Return by mail, messenger or fax.

                                 CHANGES IN COPY

If alterations or changes to original copy (or repeat orders) are made, you will be charged at a per hour rate.

             Approved as is / /    With Corrections As Shown / /


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